                                                                EXHIBIT 5.1


                           TRACY & HOLLAND, L.L.P.
   (A REGISTERED LIMITED LIABILITY PARTNERSHIP THAT INCLUDES PROFESSIONAL
                               CORPORATIONS)
                             ATTORNEYS AT LAW
                     306 WEST SEVENTH STREET, SUITE 500
                       FORT WORTH, TEXAS 76102-4982

J. DAVID TRACY, P.C.
J. WALKER HOLLAND, P.C.                                 FAX (817) 332-3140
MARGARET E. HOLLAND, P.C.                         TELEPHONE (817) 335-1050
GEORGE T. JOHNS, P.C.                                 METRO (817) 429-9463
LEWIS D. SCHWARTZ, P.C.                        EMAIL info@tracyholland.com



                                June 23, 1998



Surety Capital Corporation
1845 Precinct Line Road, Suite 100
Hurst, Texas  76054

	Re:	Registration Statement on Form S-3 - Surety Capital
                Corporation

Gentlemen:

	We have acted as counsel to you (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statment") pertaining to the registration of 725,000 shares of the Company's common stock, $0.01 par value (the "Shares"), issuable upon conversion of the 9% Convertible Subordinated Notes due 2008 (the "Notes"), being offered by the Selling Securityholders as described in the Registration Statement.

	In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

	For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, the due authorization, execution and delivery of all documents by the parties thereto, and the veracity of the information contained in all documents we have reviewed.

	Based on the foregoing, we are of the opinion that the Shares have been duly authorized and when issued upon conversion of the Notes as described in the Registration Statement, subject to effectiveness of the Registration Statement and compliance with applicable state securities laws, will be validly issued, fully paid and non-assessable.

PAGE

Surety Capital Corporation
June 23, 1998
Page 2

	We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration
Statement.

                                              Very truly yours,

                                              TRACY & HOLLAND, L.L.P.

                                              By: Margaret E. Holland, P.C.,
                                                  Partner



                                              By: /s/ Margaret E. Holland
                                                  ------------------------
                                                  Margaret E. Holland,
                                                  President